EXHIBIT 99.1

Qumu Reports First Quarter 2021 Financial Results
Execution on SaaS Strategy Drives 21% Year-over-Year Increase in Subscription Annual Recurring Revenue (ARR); Management Reiterates Revenue Growth Outlook of 20%+ in 2021

MINNEAPOLIS – April 29, 2021 – Qumu Corporation (Nasdaq: QUMU), a leading provider of cloud-based enterprise video technology for organizations of all sizes, today reported financial results for the first quarter ended March 31, 2021.
Q1 2021 and Recent Operational Highlights
•Strengthened leadership team with the appointment of SaaS veteran Rose Bentley as Qumu’s new Chief Operating Officer.
•Partnered with a leading video creation platform for enterprises to make streaming video more accessible for new and existing Qumu customers.
•Released artificial intelligence-powered live captioning for enterprise video.
•Solidified the balance sheet with the closing of a public offering of common stock, which provided approximately $23.1 million in cash to accelerate the company’s strategic roadmap.
•Repaid the note payable to ESW Holdings, Inc. with draw from the company's new revolving credit facility with Wells Fargo Bank, which was subsequently repaid, reducing the outstanding balance on the facility to zero.
•Strategic plan hiring on track with 36 net new hires in Q1 2021.

Q1 2021 Financial Highlights
•Subscription, maintenance, and support revenue in Q1 2021 increased 20% to $5.0 million, compared to $4.2 million in Q1 2020.
•Professional services and other revenue in Q1 2021 increased 39% to $733,000, compared to $527,000 in Q1 2020.
•Gross margin improved to 73% in Q1 2021 from 67% in Q1 2020.
•Strong balance sheet at the end of Q1 2021 with $27.6 million in cash and no debt.

Q1 2021 Key Performance Indicators
•Subscription Annual Recurring Revenue (ARR) increased 21% to $11.9 million in Q1 2021 from $9.9 million in Q1 2020.
•Software-as-a-Service (SaaS) customer retention:
◦Gross Renewal Rate (GRR): 93% at end of Q1 2021 compared to 88% at end of Q1 2020.
◦Net Renewal Rate (NRR): 126% at end of Q1 2021 compared to 117% at end of Q1 2020.
◦Dollar Value Retention: 104% at end of Q1 2021 compared to 90% at end of Q1 2020.
Management Commentary
“In Q1 we successfully completed the second phase of our two-year strategic roadmap, which was designed to improve Qumu’s position as a leader in cloud-first enterprise video and establish an infrastructure to support our accelerating future growth plans,” said Qumu President and CEO TJ Kennedy. “Our continued progress in transitioning to a more predictable SaaS-based model was evidenced by the 21% year-over-year growth in SaaS subscription ARR we delivered during the period; our incremental expansion is building a solid foundation for more predictable growth in the years ahead. Additionally, our focus on converting customers to the cloud continues to produce encouraging results, including a large conversion deal in Q1 2021 with significant annual contract value that will be recognized as future revenue. Our customer success efforts are further deepening relationships and driving solid retention metrics, including a 104% rolling 12-month SaaS renewal rate as of quarter end.

“Over the next 12 months, we will be implementing the initial elements of phase three of our strategic roadmap, which involves ramping global sales and marketing capabilities as well as expanding our customer-obsessed culture across our sales and customer success teams. Success in this phase will mean a further expanded and diversified customer base, deeper customer and partner engagements, and a transformed business model, which collectively should translate to a ‘snowballing’ growth effect for our company that is reflected in our revenue forecast for 2021.
“Qumu’s position as a leading provider of best-in-class live streaming and on-demand video technology has us in a great position to capitalize on several growing and untapped global markets. Our proven product offerings and unique value proposition set in a clear market direction have us confident that our growth plans are well within reach.
“These forceful industry tailwinds and our performance thus far have us on track to achieve our financial and operational objectives in 2021. We believe that continued execution against our plan will position us extremely well to meet our 20% revenue growth in 2021. Our robust balance sheet will also enable us to accelerate many of our growth initiatives. We are making great strides toward the realization of our long-term financial goals, which will establish Qumu as a growth-oriented company operating at scale, benefiting from high-margin recurring revenues, sustainable and growing adjusted EBITDA, and net income profitability.”
First Quarter 2021 Financial Results
Revenue for Q1 2021 was $5.8 million compared to $6.2 million for Q1 2020. The decrease in revenue was primarily due to the expected decline of on-premise license and appliance sales, offset by higher subscription, maintenance, and support revenue.
Subscription, maintenance, and support revenue for Q1 2021 increased 20% to $5.0 million from $4.2 million in Q1 2020, which was driven by new cloud and term license deals signed in 2020 as well as moderate cloud usage overages. Cloud usage continues to grow with significant increases being driven by new use cases and enterprises driving daily operations through the efficient use of video.
Gross margin in Q1 2021 was 73.1% compared to 66.5% for Q1 2020. The gross margin percentage increase was primarily due to a favorable sales mix and an increase in higher-margin SaaS revenue.
Net loss in Q1 2021 was $(4.5) million, or $(0.27) loss per basic share and $(0.29) loss per diluted share, compared to $(2.7) million, or $(0.20) loss per basic share and $(0.21) loss per diluted share, for Q1 2020. The increase in net loss for Q1 2021 compared to Q1 2020 reflects the accelerated implementation of the company’s strategic roadmap as the company increased its headcount by 36 employees during the quarter, bringing the total to 138 employees at March 31, 2021, compared to 102 at December 31, 2020 and 105 at March 31, 2020.
Adjusted EBITDA loss, a non-GAAP measure, in Q1 2021 was $(4.1) million, compared to an adjusted EBITDA loss of $(1.2) million for Q1 2020.
Cash and cash equivalents totaled $27.6 million as of March 31, 2021, an increase of $15.7 million from December 31, 2020. On January 29, 2021, Qumu's underwritten follow-on public offering closed, raising approximately $23.1 million. The company also paid down $1.8 million on its credit facility during Q1 2021, which was originally drawn to repay the $1.8 million note payable to ESW Holdings, Inc. The proceeds from the follow-on offering will allow the company to accelerate many key initiatives within its long-term strategic roadmap and keep it well-positioned to execute against its cloud-first vision.
Business Outlook
Qumu provides revenue guidance based on current market conditions and expectations, including the unknown financial impact that COVID-19 and related recovery will have on economies and enterprises around the world. Based on the company’s Q1 2021 financial results, business pipeline, and strategic roadmap implementation progress, Qumu management reiterates its expectations for at least 20% revenue growth as compared to 2020, or total revenue of approximately $35 million in 2021. As Qumu continues to expand its SaaS salesforce, the company’s operating expenses will increase in the first half of 2021 compared to the first half of 2020. The company also expects its revenue growth rate to accelerate in the second half of 2021 as compared to the first half of 2021.
Conference Call
Qumu executive management will host a conference call today (April 29, 2021) at 4:30 p.m. Eastern time.

U.S. Dial-In Number: +1.833.644.0679
International Dial-In Number: +1.918.922.6755
Investors can also access a webcast of the live conference call by linking through the investor relations section of the Qumu website at https://ir.qumu.com. The webcast will be archived on Qumu’s website for one year.
Non-GAAP Information
To supplement the company's condensed consolidated financial statements presented on a GAAP basis, the company uses adjusted EBITDA, a non-GAAP measure, which excludes certain items from net loss, a GAAP measure. Adjusted EBITDA excludes items related to interest income and expense, the impact of income-based taxes, depreciation and amortization, stock-based compensation, changes in fair values of warrant and derivative liabilities, foreign currency gains and losses, other non-operating income and expenses and transaction-related expenses.
The company uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance. The company believes that adjusted EBITDA is useful to investors because it provides supplemental information that allows investors to review the company's results of operations from the same perspective as management and the company's board of directors. Non-GAAP results are presented for supplemental informational purposes only for understanding our operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies.
See the attached Supplemental Financial Information for a reconciliation of net loss, a GAAP measure, to adjusted EBITDA, a non-GAAP measure, for the three months ended March 31, 2021 and 2020.
About Qumu
Qumu (Nasdaq: QUMU) is a leading provider of best-in-class tools to create, manage, secure, distribute and measure the success of live and on-demand video for the enterprise. Backed by the most trusted and experienced team in the industry, the Qumu Cloud platform enables global organizations to drive employee engagement, increase access to video, and modernize the workplace by providing a more efficient and effective way to share knowledge.
Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements.
Such forward-looking statements include, for example, statements about: the expected use and adoption of video in the enterprise, the impact of COVID-19 on the use and adoption of video in the enterprise, the Company’s future revenue and operating performance, cash balances, future product mix or the timing of recognition of revenue, the demand for the Company’s products or software, or the success of go-to-market strategies or the other initiatives in the Company’s strategic roadmap. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other factors set forth in the Company’s filings with the Securities and Exchange Commission.
The forward-looking statements in this press release speak only as of the date of this press release. Except as required by law, Qumu assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, except as required by law.

Company Contact:
Dave Ristow
Chief Financial Officer
Qumu Corporation
Dave.Ristow@qumu.com
+1.612.638.9045

Investor Contact:
Matt Glover or Tom Colton
Gateway Investor Relations
QUMU@gatewayir.com
+1.949.574.3860

QUMU CORPORATION
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Revenues:
Software licenses and appliances	$108	$1,540
Service	5,712	4,687
Total revenues	5,820	6,227
Cost of revenues:
Software licenses and appliances	64	648
Service	1,503	1,439
Total cost of revenues	1,567	2,087
Gross profit	4,253	4,140
Operating expenses:
Research and development	2,030	1,780
Sales and marketing	4,476	2,218
General and administrative	2,527	2,593
Amortization of purchased intangibles	162	164
Total operating expenses	9,195	6,755
Operating loss	(4,942)	(2,615)
Other income (expense):
Interest income (expense), net	(54)	17
Decrease in fair value of derivative liability	37	—
Decrease in fair value of warrant liability	357	36
Other, net	62	(160)
Total other income (expense), net	402	(107)
Loss before income taxes	(4,540)	(2,722)
Income tax benefit	(90)	(50)
Net loss	$(4,450)	$(2,672)

Net loss per share – basic:
Net loss per share – basic	$(0.27)	$(0.20)
Weighted average shares outstanding – basic	16,443	13,552
Net loss per share – diluted:
Loss attributable to common shareholders	$(4,807)	$(2,838)
Net loss per share – diluted	$(0.29)	$(0.21)
Weighted average shares outstanding – diluted	16,608	13,589

QUMU CORPORATION
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	March 31,	December 31,
Assets	2021	2020
Current assets:
Cash and cash equivalents	$27,575	$11,878
Receivables, net	4,274	5,612
Contract assets	470	467
Income taxes receivable	592	479
Prepaid expenses and other current assets	2,685	2,302
Total current assets	35,596	20,738
Property and equipment, net	307	249
Right of use assets – operating leases	288	332
Intangible assets, net	1,959	2,143
Goodwill	7,513	7,455
Deferred income taxes, non-current	19	19
Other assets, non-current	462	490
Total assets	$46,144	$31,426
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$2,525	$2,705
Accrued compensation	1,678	2,145
Deferred revenue	11,993	12,918
Operating lease liabilities	691	735
Financing obligations	313	406
Note payable	—	1,800
Derivative liability	—	37
Warrant liability	1,993	2,910
Total current liabilities	19,193	23,656
Long-term liabilities:
Deferred revenue, non-current	2,817	3,488
Income taxes payable, non-current	613	608
Operating lease liabilities, non-current	441	554
Financing obligations, non-current	133	75
Other liabilities, non-current	160	160
Total long-term liabilities	4,164	4,885
Total liabilities	23,357	28,541
Stockholders’ equity:
Common stock	176	138
Additional paid-in capital	103,824	79,489
Accumulated deficit	(78,778)	(74,328)
Accumulated other comprehensive loss	(2,435)	(2,414)
Total stockholders’ equity	22,787	2,885
Total liabilities and stockholders’ equity	$46,144	$31,426

QUMU CORPORATION
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Three Months Ended March 31,
	2021	2020
Operating activities:
Net loss	$(4,450)	$(2,672)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	243	314
Stock-based compensation	589	245
Accretion of debt discount and issuance costs	33	—
Decrease in fair value of derivative liability	(37)	—
Increase in fair value of warrant liability	(357)	(36)
Deferred income taxes	—	8
Changes in operating assets and liabilities:
Receivables	1,344	(542)
Contract assets	(3)	182
Income taxes receivable / payable	(105)	(113)
Prepaid expenses and other assets	(353)	(28)
Accounts payable and other accrued liabilities	(379)	17
Accrued compensation	(467)	754
Deferred revenue	(1,614)	(18)
Net cash used in operating activities	(5,556)	(1,889)
Investing activities:
Purchases of property and equipment	(29)	(27)
Net cash used in investing activities	(29)	(27)
Financing activities:
Proceeds from line of credit	1,840	—
Payment on line of credit	(1,840)	—
Principal payments on term loan	(1,833)	—
Principal payments on financing obligations	(118)	(93)
Net proceeds from common stock issuance	23,085	—
Proceeds from issuance of common stock under employee stock plans	142	—
Common stock repurchases to settle employee withholding liability	(3)	(53)
Net cash provided by (used in) financing activities	21,273	(146)
Effect of exchange rate changes on cash	9	(212)
Net increase (decrease) in cash and cash equivalents	15,697	(2,274)
Cash and cash equivalents, beginning of period	11,878	10,639
Cash and cash equivalents, end of period	$27,575	$8,365

QUMU CORPORATION
Supplemental Financial Information
(unaudited - in thousands)

A summary of revenue is as follows:

	Three Months Ended March 31,
	2021	2020
Software licenses and appliances	$108	$1,540
Service
Subscription, maintenance and support	4,979	4,160
Professional services and other	733	527
Total service	5,712	4,687
Total revenue	$5,820	$6,227

A reconciliation from GAAP results to adjusted EBITDA is as follows:

	Three Months Ended March 31,
	2021	2020
Net loss	$(4,450)	$(2,672)
Interest expense (income), net	54	(17)
Income tax benefit	(90)	(50)
Depreciation and amortization expense:
Depreciation and amortization in operating expenses	54	78
Total depreciation and amortization expense	54	78
Amortization of intangibles included in cost of revenues	27	72
Amortization of intangibles included in operating expenses	162	164
Total amortization of intangibles expense	189	236
Total depreciation and amortization expense	243	314
EBITDA	(4,243)	(2,425)
Decrease in fair value of derivative liability	(37)	—
Decrease in fair value of warrant liability	(357)	(36)
Other expense (income), net	(62)	160
Stock-based compensation expense:
Stock-based compensation included in cost of revenues	15	5
Stock-based compensation included in operating expenses	574	240
Total stock-based compensation expense	589	245
Transaction-related expenses	—	811
Adjusted EBITDA	$(4,110)	$(1,245)